Exhibit 3.2

TABLE OF CONTENTS
BY-LAWS
OF
BCO HYDROCARBON LTD.

ARTICLE ONE – OFFICES

1.1	Registered Office
1.2	Other Offices

ARTICLE TWO – MEETINGS OF STOCKHOLDERS

2.1	Place
2.2	Annual Meetings
2.3	Special Meetings
2.4	Notices of Meetings
2.5	Purpose of meetings
2.6	Quorum
2.7	Voting
2.8	Share Voting
2.9	Proxy
2.10	Written Consent Lieu of Meeting

ARTICLE THREE – DIRECTORS

3.1	Powers
3.2	Number of Directors
3.3	Vacancies

ARTICLE FOUR – MEETINGS OF BOARD OF DIRECTORS

4.1	Place
4.2	First Meeting
4.3	Regular Meetings
4.4	Special Meetings
4.5	Notice
4.6	Waiver
4.7	Quorum
4.8	Adjournment

ARTICLE FIVE – COMMITTEES OF DIRECTORS

5.1	Power to Designate
5.2	Regular Minutes
5.3	Written Consent

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ARTICLE SIX – COMPENSATION OF DIRECTORS

6.1	Compensation

ARTICLE SEVEN – NOTICES

7.1	Notice
7.2	Consent
7.3	Waiver of notice

ARTICLE EIGHT – OFFICERS

8.1	Appointment of Officers
8.2	Time of Appointment
8.3	Additional Officers
8.4	Salaries
8.5	Vacancies
8.6	Chairman of the Board of Directors
8.7	Vice-Chairman
8.8	President
8.9	Vice-President
8.10	Secretary
8.11	Assistant Secretaries
8.12	Treasurer
8.13	Surety
8.14	Assistant Treasurer

ARTICLE NINE – CERTIFICATES OF STOCK

9.1	Share Certificates
9.2	Transfer Agents
9.3	Lost of Stolen Certificates
9.4	Share Transfers
9.5	Voting Shareholder
9.6	Shareholders Records

ARTICLE TEN – GENERAL PROVISIONS

10.1	Dividends
10.2	Reserves
10.3	Checks
10.4	Fiscal Year
10.5	Corporate Seal

ARTICLE ELEVEN – INDEMNIFICATION

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ARTICLE TWELVE – AMENDMENTS

12.1	By Stockholder
12.2	By Board of Directors

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BY-LAWS

OF

BCO HYDROCARBON LTD.
A NEVADA CORPORATION
(the "Corporation")

ARTICLE 1
OFFICES

Section 1.1  Principal And Registered Office

The registered office of the Corporation is hereby fixed and located at 318 North Carson Street, Suite 208, Carson City, Nevada, 89701. The principal office of the Corporation shall be at such other place within or without the State of Nevada a may be from time to time designated by the Board of Directors.

Section 1.2  Other Offices

The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.1  Place

All annual meetings of stockholders shall be held at the registered office of the Corporation or at such other place, within or without the State of Nevada, as the directors shall determine.  Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.2  Annual Meetings.

Annual meetings of the stockholders shall be held at such time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3  Special Meetings

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary, by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state that purpose of the purposed meeting.

Section 2.4  Notices of Meetings

Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate.  Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held.  A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting.  If mailed, it shall be directed to a stockholder at his, or her address, as the case may be, as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder.  Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited-liability company managed by its members, to any manager of a limited-liability company managed by managers, to any general partner of a partnership or to any trustee of a trust shall constitute delivery of such notice to the corporation, association, limited-liability company, partnership or trust.  Notice delivered or mailed to a stockholder in accordance with the provisions of this section is sufficient, and in the event of the transfer of his, her, or its, as the case may be, stock after such delivery or mailing and before the holding of the meeting, it is not necessary to deliver or mail notice of the meeting to the transferee.

Section 2.5  Purpose of Meetings

Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

Section 2.6  Quorum

The holders of a twenty (20%) percent  of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation.  If, however, such quorum shall not be present, or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7  Voting

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person, or represented by proxy, shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.8  Share Voting

Each stockholder of record of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of stock standing in his, her, or its name, as the case may be, on the books of the Corporation.  Upon demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

Section 2.9  Proxy

At the meeting of the stockholders any stockholder may be presented and vote by a proxy or proxies appointed by an instrument in writing.  In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one (1) shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.  No proxy, or power of attorney, to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election.  All questions regarding the qualification of voters, the validity of proxies and the acceptance, or rejection, of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 2.10  Written Consent in Lieu of Meeting

Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of the stockholders holding twenty (20%) percent of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of the voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE 3
DIRECTORS

Section 3.1  Powers

The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.2  Number And Qualification Of Directors

The number of directors which shall constitute the whole Board of Directors shall be not less than one (1) and not more than ten (10).  The number of directors may from time to time be increased, or decreased, to not less than one (1) nor more than fifteen (15) by action of the Board of Directors.  The directors shall be elected at the annual meeting of the stockholders and, except as provided in Section 3.3 of this Article, each director elected shall hold office until his, or her, as the case may be, successor is elected and qualified.  Directors need not be stockholders.

Section 3.3  Vacancies

Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.  The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by written statement filed with the secretary or, in his, or her absence, as the case may be, with any other officer.  Such removal shall be effective immediately, even if successors are not elected simultaneously and vacancies on the Board of Directors resulting therefrom shall be filled only by the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The Board of Directors may elect a director or directors at any time to fill any vacancy or vacancies.  If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his, or her, as the case may be, term of office.

ARTICLE 4
MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1  Place

Regular meetings of the Board of Directors shall be held at any place within, or without the State of Nevada, which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors.  In the absence of such designation, regular meetings shall be held at the principal business office of the Corporation.  Special meetings of the Board of Directors may be held either at a place so designated, or at the principal business office of the Corporation.

Section 4.2  First Meeting

The first meeting of each newly elected Board of Directors shall be immediately following the adjournment of the meeting of stockholders and at the place thereof.  No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 4.3  Regular Meetings

Regular meetings of the Board of Directors may be held without call, or notice, at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4.4  Special Meetings

Special Meetings of the Board of Directors may be called by the Chairman or the President or by any Vice-President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by some form of electronic means, including e-mail or facsimile, or by mail or by other form of written communication, charges prepaid, addressed to his, or her, address, as the case may be, as it is shown upon the records or if not readily ascertainable, at the place in which the meetings of the directors are regularly held.  In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting.  In case such notice is delivered or sent to each director by some form of electronic means as above provided, it shall be so delivered at least twenty-for (24) hours prior to the time of holding of the meeting.  Such mailing, telegraphing or delivery by electronic means as above provided shall be due, legal and personal notice to such director.

Section 4.5  Notice

Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 4.6  Waiver Of Notice

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.7  Quorum

A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation.  Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors shall be as valid and effective in all respects as if passed by the Board of Directors in a regular meeting.

Section 4.8  Adjournment

A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors,

ARTICLE 5
COMMITTEES OF DIRECTORS

Section 5.1  Power to Designate

The Board of Directors may, by resolution adopted by a majority of whole Board of Directors, designate one (1) or more committees of the Board of Directors, each committee to consist of one (1) or more of the directors of the Corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committees shall have such name, or names, as may be determined from time to time by the Board of Directors.  The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  At meetings of such committees, a majority of the members, or alternate members, shall constitute a quorum for the transaction of business, and the act of a majority of the members, or alternate members, at any meeting at which there is a quorum shall be the act of the committee.

Section 5.2  Regular Minutes

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 5.3  Written Consent

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE 6
COMPENSATION OF DIRECTORS

Section 6.1  Compensation

If determined by the Board of Directors, the directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary, as director.  If determined by the Board of Directors, no such payment shall prelude any director from serving the Corporation in any other capacity and receiving compensation therefore.  If determined by the Board of Directors, members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE 7
NOTICES

Section 7.1  Notice

Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors, or stockholders, as the case may be, at their addresses appearing on the books of the Corporation.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to directors may also be given by telegram, or any form of electronic means, including e-mail and facsimile.

Section 7.2  Consent

Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if they had occurred at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such a meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity of defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 7.3  Waiver of Notice

Whenever any notice whatsoever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons, officer of a corporation or association, member of a limited-liability company, manager of a limited-liability company, general partner of a partnership or a trustee, entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 8
OFFICERS

Section 8.1  Appointment of Officers

The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer.  Any person may hold two (2) or more offices.

Section 8.2  Time of Appointment

The Board of Directors, at its first meeting and after each annual meeting of stockholders, may choose a Chairman of the Board of Directors who shall be a director, and shall choose a President, a Secretary and a Treasurer, none of whom need be a director.

Section 8.3  Additional Officers

The Board of Directors may appoint a Vice-Chairman of the Board of Directors, Vice-Presidents and one (1) or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 8.4  Salaries

The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 8.5  Vacancies

The officers of the Corporation shall hold office at the pleasure of the Board of Directors.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 8.6  Chairman of the Board of Directors

The Chairman of the Board of Directors, if appointed, shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 8.7  Vice-Chairman

The Vice-Chairman, if appointed shall, in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8.8  President

The President shall be the chief executive officer of the Corporation and shall have active management of the business of the Corporation.  He shall execute on behalf of the Corporation all instruments requiring such execution, except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Corporation and in the absence of a Chairman shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 8.9  Vice-President

The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President.  They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.  The Board of Directors may designate one (1) or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents.  The duties and powers of the President shall descent to the Vice-Presidents in such specified order of seniority.

Section 8.10  Secretary

The Secretary shall act under the direction of the President.  Subject to the direction of the President, he or she, as the case may be, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings.  He or she, as the case may be, shall perform like duties for the standing committees when required.  He or she, as the case may be, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 8.11  Assistant Secretaries

The Assistant Secretaries shall act under the direction of the President.  In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform such other duties and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8.12  Treasurer

The Treasurer shall act under the direction of the President.  Subject to the direction of the President, he or she, as the case may be, shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He or she, as the case may be, shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 8.13  Surety

If required by the Board of Directors, he or she, as the case may be, shall give the Corporation a bond in such sum surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her, as the case may be, office and for the restoration to the Corporation, in case of his or her, as the case may  be, death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her, as the case may  be, possession or under his or her, as the case may  be, control belonging to the Corporation.

Section 8.14  Assistant Treasurer

The Assistant Treasurer, in the order of their seniority, unless otherwise determined by the President, or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

ARTICLE 9
CERTIFICATE OF STOCK

Section 9.1  Share Certificates

Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation, certifying the number of shares owned by him, her or it, as the case may be, in the Corporation.  If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of certificate which the Corporation shall issue to represent such stock.

Section 9.2  Transfer Agents

If a Certificate is signed by (i) a transfer agent other than the Corporation or its employees, or (ii) a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles.  In case of officers who have signed or whose facsimile signature has been placed upon a certificate, shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer.  The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 9.3  Lost or Stolen Certificates

The Board of Directors may direct a new certificate or certificates, be issued in place of any certificate, or certificates, theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit to that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate, or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or certificates, as his, her or its, as the case may be, legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 9.4  Share Transfers

Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 9.5  Voting Shareholder

The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for determination of the stockholders entitled to receive notice of any such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 9.6  Shareholders Record

The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE 10
GENERAL PROVISIONS

Section 10.1  Dividends

Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 10.2  Reserves

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.3  Checks

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers, or such other person or persons as the Board of Directors may from time to time designate.

Section 10.4  Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 10.5  Corporate Seal

The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors.  If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the word “Corporate Seal” and “Nevada”.  The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed, or in any manner reproduced.

ARTICLE 11
INDEMINIFCATION

Every person who was, or is a party, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, as the case may be, or a person of whom he or she, as the case may be, is the legal representative, is or was a director of officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she, as the case may be, is not entitled to be indemnified by the Corporation.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have, or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is, or was, a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further By-laws with respect to indemnification and may amend these and such By-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE 12
AMENDMENTS

Section 12.1  By Stockholder

The By-laws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 12.2  By Board of Directors

The Board of Directors, by a majority vote of the whole Board of Directors, at any meeting may amend these By-laws, including By-laws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the By-laws which shall not be amended by the Board of Directors.

APPROVED AND ADOPTED this 19th day of August, 2008.

/s/ Malcolm Albery
Malcolm Albery - Director

Certificate of Secretary

The undersigned does hereby certify that the undersigned is the Secretary of a Corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing By-laws of said Corporation were duly and regularly adopted as such by the Board of Directors of the Corporation by unanimous written consent of said Board of Directors on the 19th day of August, 2008, and that the above and foregoing By-laws are now in full force and effect.

DATED:  August 20, 2008

/s/ Malcolm Albery

Malcolm Albery - Secretary